UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2004

PEOPLESOFT, INC.

(Exact name of registrant as specified in its charter)

0-20710
(Commission file number)

Delaware (State or other jurisdiction of incorporation)	68-0137069 (I.R.S. Employer Identification Number)

4460 Hacienda Drive, Pleasanton, CA (Address of principal executive offices)	94588-8618 (Zip Code)

Registrant’s telephone number, including area code: (925) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

     On December 21, 2004, PeopleSoft, Inc. (the “Company”) and Aneel Bhusri, Vice Chairman of the Board, agreed to terminate the Consulting Agreement previously entered into by the parties. Under the terms of the Consulting Agreement, Mr. Bhusri is entitled to receive $125,000 per month beginning October 1, 2004 for his services as Vice Chairman and is reimbursed for reasonable out of pocket expenses. Such payments are in addition to directors’ fees to which Mr. Bhusri is entitled as a member of the Company’s Board of Directors. Pursuant to the mutual agreement of the parties, the Consulting Agreement will terminate on December 31, 2004 and the obligations of each party under the Consulting Agreement, including the Company’s obligation to pay Mr. Bhusri the monthly compensation provided in the Consulting Agreement, will apply until such date. The terms of the agreement between the Company and Mr. Bhusri are set forth in the Termination of Consulting Agreement attached hereto as Exhibit 10.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 21, 2004, David A. Duffield resigned as a Director and as Chairman of the Board and Chief Executive Officer of the Company.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
No.	Description
10.1	Termination of Consulting Agreement by and between PeopleSoft, Inc. and Aneel Bhusri

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2004

PEOPLESOFT, INC.
By:	/s/ Kevin T. Parker
Kevin T. Parker
Co-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Termination of Consulting Agreement by and between PeopleSoft, Inc. and Aneel Bhusri